N-SAR exhibit
N-SAR Item 77.D.  Policies with Respect to Security
Investment


     At a meeting held on February 5, 2002, the Board of Dreyfus Growth and Value Funds, Inc. adopted fundamental policies for the below-referenced funds as follows:


Fund Names               Fundamental Policies
Dreyfus Aggressive       Non-fundamental policy to invest at least 80%
Growth Fund              of its assets in stocks.
Dreyfus Large Company    Non-fundamental policy to invest at least 80%
Value Fund               of its assets in large-company stocks.

                         Large cap stocks are those with market caps in
                         excess of $5 billion.
Dreyfus Midcap Value     Non-fundamental policy to invest at least 80%
Fund                     of its assets in mid-cap stocks.

                         Midcap stocks are those with market caps
                         between $1 billion and $25 billion.
Dreyfus Small Company    Non-fundamental policy to invest at least 80%
Value Fund               of its assets in small-cap stocks.

                         Small cap stocks are those with market caps
                         between $100 million and $2 billion.
Dreyfus International    Non-fundamental policy to invest at least 80%
Value Fund               of its assets in stocks.
Dreyfus Emerging         Non-fundamental policy to invest at least 80%
Leaders Fund             of its assets in stocks of small-cap
                         companies.

                         Small cap stocks are those with market caps
                         less than $2 billion.
Dreyfus Future Leaders   Non-fundamental policy to invest at least 80%
Fund                     of its assets in stocks of small-cap
                         companies.

                         Small cap stocks are those with market caps
                         less than $2 billion.
Dreyfus Midcap Value     Non-fundamental policy to invest at least 80%
Plus Fund                of its assets in midcap stocks.

                         Mid-cap stocks are those with market caps
                         between $2.5 and $35 billion.
Dreyfus Premier          Non-fundamental policy to invest at least 80%
Technology Growth Fund   of its assets in the stocks of growth
                         companies of any size that Dreyfus believes to
                         be leading producers or beneficiaries of
                         technological innovation.
Dreyfus Premier          Non-fundamental policy to invest at least 80%
Strategic Value Fund     of the Fund's assets in stocks.
Dreyfus Premier          Non-fundamental policy to invest at least 80%
Structured MidCap Fund   of its assets in mid-cap stocks.

                         Mid-cap stocks are those with market caps between $2 billion and $10 billion.